Exhibit 10.54

2020 Executive Bonus Plan, as amended on August 4, 2020

In August 2020, our board of directors amended the 2020 Executive Bonus Plan, which we refer to as the 2020 Bonus Plan, as amended. Our named executive officers are participants in the 2020 Bonus Plan, as amended. The 2020 Bonus Plan, as amended provides for non-equity incentive compensation based upon the achievement of billings growth in fiscal year 2020, which we refer to as the financial goal.

The threshold level of achievement of the financial goal of billings growth is at least 89.1%. If we achieve less than 89.1% of the financial goal, participants will receive 0% of the target incentive. For achievement of the financial goal between the threshold and target of 100%, the overall incentive payment scales linearly between 0% and 100%. The maximum level of the incentive payments is 100%.

All bonuses under the 2020 Bonus Plan, as amended are subject to the participant maintaining minimum performance standards, as determined by us, and remaining employed through the date a bonus is paid out.